Exhibit 99.1

drugstore.com Reports Record Revenues, Net Income and Adjusted EBITDA in the Second Quarter of 2009

- OTC, Beauty and Vision Continue to Outpace the Industry

- Adjusted EBITDA Increases 81% Year-Over-Year to $5.5 Million

- Company Achieves GAAP Profitability and Free Cash Flow of $3.7 Million

BELLEVUE, Wash., July 30, 2009 (GLOBE NEWSWIRE) — drugstore.com, inc. (Nasdaq:DSCM), a leading online retailer of health, beauty, vision, and pharmacy products, today announced its financial results for the second quarter ended June 28, 2009. The company reported record quarterly net sales of $100.3 million, driven by strong OTC and vision sales. Gross margins increased 80 basis points year-over-year and net income for the quarter was $1.0 million. The company increased adjusted EBITDA by 81% to a record $5.5 million from $3.0 million reported in the same period of the prior year. Adjusted EBITDA is a non-GAAP financial measure defined as earnings before interest, taxes, depreciation, and amortization of intangible assets and non-cash marketing expense, adjusted to exclude the impact of stock-based compensation expense.

“I am very pleased to report another strong quarter for drugstore.com,” said Dawn Lepore, chief executive officer and chairman of the board of drugstore.com, inc. “Revenues, net income and adjusted EBITDA were all the highest in company history and we posted our third consecutive quarter of GAAP profitability and delivered $3.7 million in free cash flow. In a challenging consumer environment, we continue to outpace the industry, with OTC sales growth of 10% year-over-year, total beauty sales growth of 13% and vision growth of 11%.”

“During the second quarter, our marketing strategy, new partnerships, and improved conversion helped drive new customer growth of 14%. OTC gross margins of 31.7% were highest in company history — up 120 basis points year-over-year and 100 basis points sequentially — due to our profitability initiatives and the mix of promotions in the quarter. In addition to the strength of our core business, we will continue to layer on strategic growth opportunities that leverage our platform. On June 1st, we successfully launched our partnership with Medco Health Solutions (NYSE:MHS), the nation’s leading pharmacy benefit manager, and we expect revenues from this partnership to start to ramp in the second half of the year,” concluded Ms. Lepore.

Net income for the second quarter of 2009 was $1.0 million, or $0.01 per share, compared to a net loss of $2.3 million, or $0.02 per share, for the second quarter of 2008. The second quarter of 2009 net income includes $1.1 million in non-cash stock-based compensation expense.

Outlook for Third Quarter of 2009

For the third quarter of 2009, the company is targeting net sales in the range of $94.0 million to $96.0 million, a net loss in the range of $2.8 to $3.8 million, and adjusted EBITDA in the range of $1.0 million to $2.0 million.

Financial and Operational Highlights for the Second Quarter of 2009

(All comparisons are made to the second quarter of 2008 and reflect the reporting of the local pick-up business as discontinued operations)

Key Financial Highlights:

•	Gross margins increased 80 basis points to 28.5%; excluding the impact of mail-order pharmacy wholesale orders, gross margins were 29.3%.

•	Total contribution margin dollars increased by approximately 15% to $20.7 million.

•	Total orders grew by 9% to 1.5 million, while contribution margin dollars per order increased to approximately $14.30.

•	Fulfillment expenses as a percentage of sales decreased 110 basis points to 10.8%.

•	Cash, cash equivalents, and marketable securities were $39.5 million at quarter end.

Net Sales Summary:

•	OTC net sales grew approximately 10% to $71.3 million for the quarter, including Beauty.com growth of 10%.

•	Vision net sales grew 11% to $17.6 million for the quarter.

•	Mail-order pharmacy net sales remained flat at $11.5 million and included $3.3 million in wholesale orders.

•

Average net sales per order were $69. Average net sales per order remained flat at $57 for OTC, increased to $117 for vision, and were up over 30% to $209 for mail-order pharmacy due to wholesale orders.

•	Net sales from repeat customers [1] represented 78% of net sales.

Key Customer Milestones:

•	We served approximately 403,000 new customers, inclusive of our strategic partnerships, during the quarter, up 14% over the same period in the prior year.

•	Marketing and sales expense per new customer remained flat at approximately $23.

•	We have now served over 10.6 million customers since inception.

•	The number of active customers [2] was 2.8 million, up 12% year over year.

1.	Net sales from repeat customers exclude Weil Lifestyle, LLC (Weil) related Custom Nutrition Services (CNS) net sales and reflect only the activity of customers making purchases through the Web sites of drugstore.com, inc. and its subsidiaries.

2.	Active customer base reflects those customers who have purchased at least once within the last 12 months. Both the active customer base (a trailing 12-month number) and average annual spend per active customer exclude net sales and orders generated by the company’s CNS fulfillment relationship with Weil, and reflect only the activity of customers making purchases through the Web sites of drugstore.com, inc. and its subsidiaries.

Conference Call

Investors, analysts, and other interested parties are invited to join the drugstore.com, inc. quarterly conference call on July 30, 2009 at 5:00 p.m. ET (2:00 p.m. PT). To participate, callers should dial 877-941-8418 (international callers should dial 480-629-9809) five minutes beforehand. Investors may also listen to the conference call live at http://investor.drugstore.com/, by clicking on the “audio” hyperlink. A replay of the call will be available through Monday, August 3, 2009 by dialing 800-406-7325 (enter pass code 4119640#) or internationally at 303-590-3030 (enter pass code 4119640#) beginning two hours after completion of the call.

Non-GAAP Measures

To supplement the consolidated financial statements presented in accordance with GAAP, drugstore.com, inc. uses the non-GAAP measure of adjusted EBITDA, defined as earnings before interest, taxes, depreciation, and amortization of intangible assets and non-cash marketing expenses, adjusted to exclude the impact of stock-based compensation expense. This non-GAAP measure is provided to enhance the user’s overall understanding of the company’s current financial performance. Management believes that adjusted EBITDA, as defined, provides useful information to the company and to investors by excluding certain items that may not be indicative of the company’s core operating results. In addition, because drugstore.com, inc. has historically provided adjusted EBITDA measures to investors, management believes that including adjusted EBITDA measures provides consistency in the company’s financial reporting. However, adjusted EBITDA should not be considered in isolation, or as a substitute for, or as superior to, net income/loss, cash flows, or other consolidated income/loss or cash flow data prepared in accordance with GAAP, or as a measure of the company’s profitability or liquidity. Although adjusted EBITDA is frequently used as a measure of operating performance, it is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation. Net income/loss is the closest financial measure prepared by the company in accordance with GAAP in terms of comparability to adjusted EBITDA. A reconciliation of adjusted EBITDA to net income/loss is included with the financial statements attached to this release.

In addition, the company uses the non-GAAP measure of free cash flow, defined as net cash provided by (used in) operating activities plus proceeds from the sale of discontinued operations less purchases of fixed assets as disclosed on our consolidated statements of cash flows. Management believes that free cash flow is an important liquidity metric because it measures, during a given period, the amount of cash generated that is available to service debt obligations, make investments, fund acquisitions and for certain other activities. Free cash flow is not a measure determined in accordance with GAAP and may not be defined or calculated by other companies in the same manner. Additionally, this financial measure is subject to variability quarter over quarter as a result of the timing of payments related to accounts payable, including inventory purchases, and accounts receivable. Since free cash flow includes investments in operating assets, management believes this non-GAAP liquidity metric is useful in addition to the most directly comparable GAAP measure of net cash provided by (used in) operating activities, and should not be used as a substitute for it or any other measure determined in accordance with GAAP. A reconciliation of free cash flow to net cash provided by operating activities is included with the supplemental financial schedules attached to this release.

About drugstore.com, inc.

drugstore.com, inc. (Nasdaq:DSCM) is a leading online retailer of health, beauty, vision, and pharmacy products. Our portfolio of brands includes: drugstore.com(tm), Beauty.com(tm), and VisionDirect.com(tm). All are accessible from http://www.drugstore.com and provide a convenient, private, and informative shopping experience while offering a wide assortment of more than 45,000 products at competitive prices.

The drugstore.com pharmacy is certified by the National Association of Boards of Pharmacy (NABP) as a Verified Internet Pharmacy Practice Site (VIPPS) and operates in compliance with federal and state laws and regulations in the United States.

The drugstore.com, inc. logo is available at

http://www.globenewswire.com/newsroom/prs/?pkgid=6419

The financial results contained in this press release are preliminary and unaudited. In addition, this press release contains forward-looking statements regarding future events or the future financial and operational performance of drugstore.com, inc. Words such as “expect,” “target,” “believe,” “may,” “will,” “continue,” “start,” “should,” and similar expressions, are intended to identify forward-looking statements. Forward-looking statements are based on current expectations, are not guarantees of future performance and involve assumptions, risks, and uncertainties. Actual performance may differ materially from those contained or implied in such forward-looking statements. Risks and uncertainties that could lead to such differences could include, among other things: effects of changes in the economy, changes in consumer spending, fluctuations in the stock market, changes affecting the Internet, online retailing and advertising, difficulties establishing our brand, and building a critical mass of customers, the unpredictability of future revenues and expenses and potential fluctuations in revenues and operating results, risks related to business combinations and strategic alliances, possible tax liabilities relating to the collection of sales tax, consumer trends, the level of competition, seasonality, the timing and success of expansion efforts, changes in senior management, risks related to systems interruptions, possible governmental regulation, and the ability to manage a growing business. Additional information regarding factors that potentially could affect the business, financial condition, and operating results of drugstore.com, inc. is included in the company’s periodic filings with the SEC on Forms 10-K, 10-Q, and 8-K. drugstore.com, inc. expressly disclaims any intent or obligation to update any forward-looking statement, except as otherwise specifically stated by it.

drugstore.com, inc.

Consolidated Statements of Operations

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	June 28, 2009	June 29, 2008	June 28, 2009	June 29, 2008
Net sales	$100,341	$92,248	$198,656	$184,816

Costs and expenses: (1) (2)
Cost of sales	71,762	66,679	142,314	133,862
Fulfillment and order processing	10,878	10,946	21,902	21,946
Marketing and sales	9,160	8,248	18,570	16,562
Technology and content	6,070	5,736	11,995	10,939
General and administrative	4,206	4,900	7,577	10,294
Amortization of intangible assets	214	210	421	455

Total costs and expenses	102,290	96,719	202,779	194,058

Operating loss	(1,949)	(4,471)	(4,123)	(9,242)

Interest income, net	14	100	57	379

Net loss from continuing operations	(1,935)	(4,371)	(4,066)	(8,863)
Net income from discontinued operations	2,961	2,099	5,946	3,906

Net income (loss)	$1,026	$(2,272)	$1,880	$(4,957)

Basic and diluted net income (loss) per share	$0.01	$(0.02)	$0.02	$(0.05)

Weighted average shares used in computation of: Basic and dilutive net income (loss) per share	99,828,307	96,478,573	98,591,960	96,435,655

(1)	Set forth below are the amounts of stock-based compensation by operating function recorded in the Statements of Operations:

Fulfillment and order processing	$95	$103	$214	$288
Marketing and sales	306	417	656	732
Technology and content	219	246	464	604
General and administrative	448	1,082	755	2,308

	$1,068	$1,848	$2,089	$3,932

(2)	Set forth below are the amounts of depreciation by operating function recorded in the Statements of Operations:

Fulfillment and order processing	$745	$686	$1,491	$1,144
Marketing and sales	1	1	2	2
Technology and content	2,337	1,976	4,560	3,481
General and administrative	111	113	223	225

	$3,194	$2,776	$6,276	$4,852

SUPPLEMENTAL INFORMATION: Gross Profit and Gross Margin Information:

	Three Months Ended		Six Months Ended
(In thousands, unless otherwise indicated)	June 28, 2009	June 29, 2008	June 28, 2009	June 29, 2008
Net sales	$100,341	$92,248	$198,656	$184,816

Cost of sales	71,762	66,679	142,314	133,862

Gross profit	$28,579	$25,569	$56,342	$50,954

Gross margin	28.5%	27.7%	28.4%	27.6%

SUPPLEMENTAL INFORMATION: Segment Information:

	Three Months Ended		Six Months Ended
	June 28, 2009	June 29, 2008	June 28, 2009	June 29, 2008
Net sales:
Over-the-Counter (OTC)	$71,299	$64,911	$143,386	$129,762
Vision	17,581	15,850	35,022	31,286
Mail-order pharmacy	11,461	11,487	20,248	23,768

	$100,341	$92,248	$198,656	$184,816
Cost of sales:
Over-the-Counter (OTC)	$48,687	$45,099	$98,614	$90,112
Vision	13,353	12,238	26,952	24,266
Mail-order pharmacy	9,722	9,342	16,748	19,484

	$71,762	$66,679	$142,314	$133,862
Gross profit:
Over-the-Counter (OTC)	22,612	19,812	44,772	39,650
Vision	4,228	3,612	8,070	7,020
Mail-order pharmacy	1,739	2,145	3,500	4,284

	$28,579	$25,569	$56,342	$50,954

Gross margin:
Over-the-Counter (OTC)	31.7%	30.5%	31.2%	30.6%
Vision	24.0%	22.8%	23.0%	22.4%
Mail-order pharmacy	15.2%	18.7%	17.3%	18.0%

	28.5%	27.7%	28.4%	27.6%

Variable order costs:
Over-the-Counter (OTC)	$6,372	$5,869	$12,820	$11,834
Vision	787	747	1,563	1,490
Mail-order pharmacy	696	904	1,375	1,833

	7,855	7,520	15,758	15,157
Contribution margin:
Over-the-Counter (OTC)	$16,240	$13,943	$31,952	$27,816
Vision	3,441	2,865	6,507	5,530
Mail-order pharmacy	1,043	1,241	2,125	2,451

	$20,724	$18,049	$40,584	$35,797

SUPPLEMENTAL INFORMATION: Reconciliation of Net Income (Loss) to Adjusted EBITDA (See Note 3 below):

	Three Months Ended		Six Months Ended
(In thousands, unless otherwise indicated)	June 28, 2009	June 29, 2008	June 28, 2009	June 29, 2008
Net income (loss)	$1,026	$(2,272)	$1,880	$(4,957)
Amortization of intangible assets	214	210	421	455
Amortization of non-cash marketing	—	573	—	1,145
Stock-based compensation	1,068	1,848	2,089	3,932
Depreciation	3,194	2,776	6,276	4,852
Interest income, net	(14)	(100)	(57)	(379)

Adjusted EBITDA	$5,488	$3,035	$10,609	$5,048

NOTE 3: Supplemental information related to the Company’s adjusted EBITDA for the three and six months ended June 28, 2009 and June 29, 2008 is presented for informational purposes only and is not prepared in accordance with generally accepted accounting principles. Adjusted EBITDA is defined as loss before interest, taxes, depreciation, and amortization of intangible assets and non-cash marketing expense, adjusted to exclude the impact of stock-based compensation expense.

SUPPLEMENTAL INFORMATION: Reconciliation of Forecasted Q3 2009 Net Loss Range to Forecasted Q3 2009 Adjusted EBITDA Range:

Range Calculated As:

	Three Months Ended September 27, 2009
(In thousands, unless otherwise indicated)	Range High	Range Low
Net loss	$(2,800)	$(3,800)
Amortization of intangible assets	30	30
Stock-based compensation	1,500	1,500
Depreciation	3,300	3,300
Interest income, net	(30)	(30)

Adjusted EBITDA	$2,000	$1,000

SUPPLEMENTAL INFORMATION: Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow:

	Three Months Ended		Trailing Twelve Months Ended
(In thousands, unless otherwise indicated)	June 28, 2009	June 29, 2008	June 28, 2009	June 29, 2008
Net cash provided by operating activities	$2,640	$4,233	$6,333	$9,586
Add: Proceeds from sale of discontinued operations	2,973	—	9,910	—
Less: Purchase of fixed assets	(1,961)	(2,934)	(8,774)	(17,235)

Free Cash Flow	$3,652	$1,299	$7,469	$(7,649)

drugstore.com, inc.

Consolidated Balance Sheets

(in thousands, except share data)

	June 28, 2009	December 28, 2008
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$24,033	$25,197
Marketable securities	15,443	12,997
Accounts receivable, net of allowances	10,780	9,108
Inventories	30,300	32,704
Other current assets	3,067	2,128
Assets of discontinued operations	—	5,954

Total current assets	83,623	88,088

Fixed assets, net	25,837	28,306
Other intangible assets, net	3,455	3,731
Goodwill	32,202	32,202
Prepaid marketing expenses and other	222	222

Total assets	$145,339	$152,549

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$29,795	$31,208
Accrued compensation	5,757	4,416
Accrued marketing expenses	4,338	4,630
Other current liabilities	1,464	4,560
Current portion of long-term debt	2,618	2,998
Liabilities of discontinued operations	—	5,946

Total current liabilities	43,972	53,758

Long-term debt, less current portion	1,530	2,567
Deferred income taxes	956	953
Other long-term liabilities	1,151	1,071

Stockholders’ equity:
Common stock, $.0001 par value, stated at amounts paid in:
Authorized shares - 250,000,000 Issued and outstanding shares - 99,991,524 and 96,547,079 as of June 28, 2009 and December 28, 2008, respectively	865,919	864,282
Treasury stock - 105,419 shares as of June 28, 2009	(151)	—
Accumulated other comprehensive income (loss)	(64)	57
Accumulated deficit	(767,974)	(770,139)

Total stockholders’ equity	97,730	94,200

Total liabilities and stockholders’ equity	$145,339	$152,549

drugstore.com, inc.

Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended		Six Months Ended
	June 28, 2009	June 29, 2008	June 28, 2009	June 29, 2008
	(unaudited)
Operating activities:
Net income (loss)	$1,026	$(2,272)	$1,880	$(4,957)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	3,194	2,776	6,276	4,852
Amortization of intangible assets	214	210	421	455
Stock-based compensation	1,068	1,848	2,089	3,932
Other, net	(4)	(9)	(52)	(15)
Changes in:
Accounts receivable	(1,434)	(466)	(1,672)	(107)
Inventories	1,613	(1,252)	2,404	391
Prepaids and other	(148)	595	(939)	796
Accounts payable, accrued expenses and other liabilities	82	2,439	(3,641)	(1,944)
Net cash provided by activities of discontinued operations	(2,971)	364	(5,946)	997

Net cash provided by operating activities	2,640	4,233	820	4,400

Investing activities:
Purchases of marketable securities	(9,453)	(20,560)	(11,153)	(35,344)
Sales and maturities of marketable securities	4,750	15,660	8,649	34,098
Proceeds from sale of discontinued operations	2,973	—	5,946	—
Purchases of fixed assets	(1,961)	(2,934)	(3,693)	(8,116)
Purchases of intangible assets	(11)	—	(145)	—

Net cash used in investing activities	(3,702)	(7,834)	(396)	(9,362)

Financing activities:
Proceeds from exercise of stock options and employee stock purchase plan	46	—	94	423
Proceeds from line of credit	—	—	—	3,500
Principal payments on capital leases, term loan obligations and line of credit	(776)	(732)	(1,531)	(1,218)
Purchase of treasury stock	(151)	—	(151)	—

Net cash (used in) provided by financing activities	(881)	(732)	(1,588)	2,705

Net decrease in cash and cash equivalents	(1,943)	(4,333)	(1,164)	(2,257)
Cash and cash equivalents, beginning of period	25,976	20,648	25,197	18,572

Cash and cash equivalents, end of period	$24,033	$16,315	$24,033	$16,315

CONTACT:	drugstore.com, inc.
Investor Relations:
Brinlea Johnson
212-551-1453
brinlea@blueshirtgroup.com